Exhibit 10.1

ALTERNATIVE INVESTMENT

SELLING AGENT AGREEMENT

This Alternative Investment Selling Agent Agreement (“Agreement”) is dated as of January 19, 2018 by and among each of the limited partnerships listed on Schedule 1 hereto (each, a “Partnership,” and together, the “Partnerships”), Ceres Managed Futures LLC, a Delaware limited liability company (the “General Partner”), and Harbor Investment Advisory LLC, a Maryland Limited Liability Company (“Harbor” or “Selling Agent”). Partnerships may be added to this Agreement upon the agreement of the General Partner and Selling Agent, pursuant to the form of joinder attached as Appendix B to this Agreement. The listing of such partnership on Schedule 1 hereto shall be evidence of such agreement. This Agreement supersedes all prior agreements between each Partnership, Selling Agent and the General Partner.

WHEREAS, the offering and sale of units of limited partnership or other interests in the Partnerships (“Interests” or “Units”) in accordance with the terms of each Partnership’s private placement offering memorandum and disclosure document, including any supplements thereto approved by the applicable Partnership (each, a “Memorandum”), each Partnership’s subscription/exchange agreements (the “Subscription Agreements”) and certain other investor materials or supplements approved for use or prepared by each Partnership, including without limitation the summary information contained in certain related marketing materials, all as amended from time to time (collectively, the “Offering Documents”), and each Partnership’s organizational documents (as amended or supplemented from time to time, “Organizational Documents”) (collectively, “Offering Materials”) is exempt from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder (“Rule 506”);

WHEREAS, the Partnerships desire to retain Harbor as a selling agent and to permit it to serve as an investment advisor to its customers investing in one or more of the Partnerships (in its capacity as an investment advisor, the “Investment Advisor”; provided that other than with respect to Sections 1 and 3, references to “Selling Agent” in this Agreement shall be deemed to include the Investment Advisor);

NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained and other good and valuable consideration the value of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Appointment of Harbor.

(a) Harbor is hereby appointed as a non-exclusive selling agent of the Partnerships during the term of this Agreement for the purpose of finding eligible investors for Interests through offerings that are exempt from registration under the Securities Act, pursuant to Section 4(a)(2) thereof and Rule 506. With prior written consent of the General Partner (which may be electronic mail), Harbor may also accept transfers of Interests of existing limited partners of such Partnerships into accounts established by such limited partners with Harbor and such limited partners shall be considered Selling Agent Clients (as defined below) of Harbor for the purposes of this Agreement.

(b) Subject to the performance by the Partnership(s) and the General Partner of their obligations hereunder, Selling Agent hereby accepts such appointment and agrees on the terms and conditions set forth herein to find eligible investors for Interests during the term hereof and to use reasonable efforts to assist the Partnership(s) and the General Partner in communicating with investors that have been introduced to the Partnership(s) by Selling Agent (each a “Selling Agent Client” and collectively “Selling Agent Clients”) with respect to consent solicitations and limited partner votes and other items requiring actions of the limited partners with respect to the Partnership(s), at the reasonable request of the General Partner. Selling Agent will have no obligation to offer or sell any Interests.

(c) Subject to the performance by the Partnership(s) and the General Partner of their obligations hereunder, the Investment Advisor hereby agrees to the terms and conditions set forth herein to use such efforts, as it deems appropriate in its sole discretion, to refer its customers for investment in the Interests during the term hereof. The Investment Advisor will have no obligation to offer or sell any Interests.

(d) In the case of any Partnership formed after the date of this agreement, Units initially shall be offered at $1,000 per Unit or as otherwise determined by the General Partner, and thereafter shall be offered on a continuous basis as of the first day of each month at the final Net Asset Value per Unit (as defined in each Partnership’s limited partnership agreement) as of the last day of the immediately preceding month. For all other Partnerships, Units are being offered on a continuous basis as of the first day of each month at the final Net Asset Value per Unit (as defined in each Partnership’s limited partnership agreement) as of the last day of the immediately preceding month. The General Partner in its sole discretion may terminate at any time the continuous offering period of one or more of the Partnerships and may at any time in its sole discretion, terminate, discontinue or resume the continuous offering of any class of Units in any of the Partnerships.

(e) Subject to the right of the General Partner to reject any subscription in whole or in part at any time prior to acceptance, the General Partner shall accept subscriptions for Units properly made and shall cause proper entries to be made in the books and records of the relevant Partnership. No certificate evidencing Interests shall be issued to any limited partner, although limited partners shall receive confirmations of purchase from the General Partner in its customary form. Payment for the Interests shall be made as described in the Offering Documents at such time on such date as may be agreed to by the General Partner. Payment shall be made against issuance of the Interests in the name of the limited partners.

2. Offering and Sale of Interests.

(a) Selling Agent shall deliver to each person to whom Selling Agent makes an offer of an Interest, the Offering Documents, as amended as of such time.

(b) Selling Agent shall not make any offer of Interests on the basis of any communications or documents relating to any of the Partnerships or the Interests, except the Offering Materials, any other documents supplied or prepared by the General Partner on behalf of the Partnerships and delivered to Selling Agent by the Partnership(s) or the General Partner for use in making an offer of Interests, or any other materials expressly approved for such use by the General Partner in writing (which shall include electronic mail). Subject to Section 4(d), the Partnerships and the General Partner shall provide Selling Agent copies of any Offering Documents a commercially reasonable time prior to providing such Offering Documents to any limited partner for Selling Agent’s review and approval, which shall not be unreasonably withheld. Modifications of such Offering Documents must be approved in writing by the General Partner. Such modifications generally will not be approved as contemplated by the previous sentence except in the case of modifications solely for the purpose of reflecting formatting or cosmetic changes or including appropriate references to Selling Agent by name, address, insignia or similarly factual identifying characteristics. Selling Agent will maintain a written record of each prospective investor to which or to whom it furnishes Offering Materials and agrees to provide such records to the General Partner within a reasonable time upon request.

(c) The Partnership(s) and the General Partner agree that the Partnership(s) will rely on Rule 506(b) as a safe harbor from registration under Securities Act. Selling Agent will not use any form of “general solicitation” or “general advertising” (within the meaning of Rule 502(c) of Regulation D under the Securities Act) in making offers of Interests, including any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by general solicitation or advertising.

(d) Selling Agent shall, in accordance with requirements of Regulation D under the Securities Act, reasonably believe immediately prior to making any offer or sale of Interests that any prospective investor solicited by Selling Agent is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, and meets such other eligibility criteria as are set forth in the Offering Documents. The Partnerships shall be responsible for the timely filing with the U.S. Securities and Exchange Commission (“SEC”) of any notices required by Rule 503 of Regulation D under the Securities Act. Selling Agent shall only solicit prospective investors in any jurisdiction in compliance with the marketing rules and private placement rules of such jurisdiction.

(e) No sale of Units to any single investor will be for less than the minimum denominations as specified in the Offering Documents, unless such requirement is waived in advance by the General Partner in its sole discretion.

(f) No offer or sale of any Units shall be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where such Units have not been registered or qualified for offer and sale under applicable state securities laws (unless such Units are “covered securities” within the meaning of the Securities Act, or otherwise exempt from the registration or qualification requirements of such laws, and any and all required filings, including notice filings, have been made to perfect such exemptions or preemptions). Selling Agent shall not offer or sell Units in any jurisdiction without the General Partner’s prior written consent.

(g) No transfers of Units will be effected other than in accordance with the Partnership’s limited partnership agreement, as amended.

(h) In the performance of this Agreement, Selling Agent and Selling Agent’s affiliates, officers, directors, employees, agents and representatives will comply strictly with all applicable anti-corruption laws. Neither Selling Agent nor Selling Agent’s affiliates, officers, directors, employees, agents or representatives has taken nor will take any action in furtherance of an offer, payment, promise to pay, receipt, acceptance or authorization of the payment or giving or receiving of anything of value, either directly or indirectly, to or from any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage. Throughout the duration of this Agreement, neither Selling Agent nor any of Selling Agent’s officers, directors, employees, agents or representatives is or will become a Government Official,1 and neither Selling Agent nor any of Selling Agent’s affiliates, agents or representatives, is or will be owned, directly or indirectly, in whole or in part, or controlled by any government or Government Official. Selling Agent shall create and maintain precise and accurate books and financial records in connection with the services performed under this Agreement. Upon request, the General Partner shall have the right to inspect such books and financial records in connection with the services performed under this Agreement. Selling Agent will fully cooperate with any such inspection that may be conducted. Selling Agent shall notify the General Partner immediately if at any time the foregoing representations and warranties shall not be true and correct. Upon receipt of such notification, or in the event that the General Partner determines that a breach of any of the foregoing representations and warranties has occurred or is likely to occur, the General Partner shall have the right to unilaterally terminate this Agreement upon written notice without further payment under this Agreement; withhold payment under this Agreement until such time as it has received confirmation to its satisfaction that no breach has occurred or is likely to occur; and/or pursue any other remedies available to it. The General Partner shall not be obligated under this Agreement to take any action or omit to take any action that it believes, in good faith, would cause it to be in violation of any applicable anti-corruption laws.

[1]	“Government Official” is broadly defined and includes (a) officials and employees of and (b) any person acting in an official capacity on behalf of:
•	governments, governmental agencies and instrumentalities, and public international organizations;
•	companies that are partially or wholly-owned or controlled by governments or governmental agencies (notwithstanding that the company may be publicly listed); and
•	political parties, including candidates of the party.

(i) Selling Agent shall be responsible for ensuring that any activities taken in connection with the sale of Interests in any jurisdiction outside of the United States shall be conducted in compliance with the private placement or other applicable offering rules of such jurisdiction; provided, however, that, the Partnerships and the General Partner agree to coordinate with Selling Agent in respect of determining the number of offers made to prospective investors in any particular jurisdiction and such other relevant information in respect of offerings of Interests made by any party other than Selling Agent, which would reasonably be deemed to affect Selling Agent’s compliance with applicable offering rules. Selling Agent shall make no offer or sale of any Interest in any foreign jurisdiction, or to any prospective investor located in any foreign jurisdiction, where there is a prohibition on the sale of securities such as the Interests.

(j) The General Partner shall be responsible for any applicable registration or qualification of the Interests under all applicable laws, rules or regulations of the United States and the states therein. The General Partner on behalf of the Partnerships acknowledges that Selling Agent intends to offer the Interests in each state within the United States. The General Partner, at the applicable Partnership’s expense, shall use reasonable efforts to register or qualify the Interests, if required, in each jurisdiction within the United States that the Interests are offered by Selling Agent or to make any filings required by applicable law in each jurisdiction within the United States in which the Interests are sold by Selling Agent. If the Interests may not be offered in any particular jurisdiction in the United States, the applicable Partnership and the General Partner shall promptly notify Selling Agent.

(k) The General Partner shall provide one copy of the Offering Materials for each of the Partnerships to the Selling Agent for informational purposes only and not for distribution to any prospective investors. The General Partner shall provide a numbered copy of the Offering Materials of a Partnership to the Selling Agent for delivery to a prospective investor upon written request of the Selling Agent, which request shall contain, at a minimum, the name and address of the prospective investor. If any Offering Materials are amended or supplemented, the General Partner shall promptly notify Selling Agent, and provide copies of such amendments or supplements in accordance with the preceding sentence.

(l) All subscriptions for Interests submitted by or through Selling Agent shall be subject to the General Partner’s approval, in its sole discretion. The General Partner and Selling Agent agree that the General Partner has the ultimate responsibility to determine whether a prospective investor meets all applicable private placement accreditation, minimum investment, and other regulatory requirements necessary to invest in a Partnership, provided, however, it is acknowledged by Selling Agent that the General Partner shall reasonably rely upon due diligence conducted by Selling Agent on each prospective investor.

(m) Each Partnership expects that subscriptions for Units will be accepted as of the first day of the month provided that the General Partner has received a signed Subscription Agreement at least five business days before the end of the prior month, and the subscription amount must be submitted at least five business days before the end of the prior month.

(n) All subscriptions for Units and payments by subscribers of subscription amounts for Units shall be made pursuant to the terms and conditions set forth in the Offering Documents, including the applicable Subscription Agreement. Subscriptions for Units from Selling Agent Clients shall be subject to processing by Selling Agent and the applicable Partnership, as described below. The applicable Partnership also shall retain an escrow agent as necessary.

(o) All subscription amounts received by Selling Agent hereunder for subscriptions in the name of and on behalf of the applicable Partnership shall be handled by Selling Agent in accordance with the terms of the Subscription Agreement.

(p) Selling Agent shall review each Subscription Agreement from any Selling Agent Client to confirm that it has been completed in accordance with the instructions thereto and that each has been completed by or on behalf of an eligible investor and shall promptly forward completed Subscription Agreements, and any other information required to determine a prospective investor’s eligibility, to (1) the applicable Partnership in care of the General Partner (or any successor entity designated by the applicable Partnership or the General Partner to serve in that capacity) or (2) another third party as directed by the General Partner, which shall promptly communicate (generally within five business days) the Partnership’s acceptance or rejection of such documents to Selling Agent. Prior to forwarding a Subscription Agreement, Selling Agent will ensure that the subscriber for Units has a legitimate source of funds, that there is no reason to suspect such subscriber of money laundering activities, that the contemplated investment in the Partnership by the Selling Agent Client is suitable to that customer’s specific circumstances, and that in forwarding the Subscription Agreement, Selling Agent is compliant with its programs described in this Agreement. The General Partner reserves the right to reject any subscription for Units in the Partnership for any reason. Selling Agent has no authority to accept subscriptions for Units and shall be solely responsible for matters relating to the qualification as an eligible investor of any Selling Agent Client, for evaluating the suitability of an investment in the Partnership for any Selling Agent Client and for satisfaction of anti-money-laundering obligations relating to any Selling Agent Client, each as contemplated by the preceding sentences of this Section 2(q).

(q) Selling Agent shall ensure that each Selling Agent Client, simultaneous with completion of the Subscription Agreements:

(i) either (A) delivers to Selling Agent a check made out to the applicable Partnership in the amount of the subscription, which Selling Agent shall submit, or cause to be submitted, to the General Partner along with the Subscription Agreement and subscription documents; or (B) completes a letter in the form attached as Exhibit II of the Subscription Agreement for the Partnership, authorizing Selling Agent to wire, or cause to be wired, funds in the subscription amount for investment in the Partnership to an account specified by the General Partner; and

(ii) designates in the subscription documents sufficient information for the Partnership and the General Partner to transfer and for Selling Agent to receive proceeds from redemptions. The General Partner will cause redemption proceeds to be wired to the Selling Agent or to Selling Agent’s designee.

(r) Selling Agent shall submit to the General Partner at least five business days prior to a redemption date a list that includes the name of each Selling Agent Client who has requested a redemption as of such date and the number of Units each wishes to redeem.

(s) The General Partner, on behalf of the applicable Partnership, may suspend or terminate the offering of Units at any time as to specific investors, as to specific jurisdictions or otherwise. Upon notice to Selling Agent of the terms of such suspension or termination, Selling Agent shall suspend solicitation of subscriptions for Units in accordance with such terms until the Partnership notifies Selling Agent that such solicitation may be resumed.

3. Fees and Expenses.

(a) Each Partnership shall pay Selling Agent the fees listed in Schedule 2, as such fees may be changed from time to time. With respect to Selling Agent Clients that do not participate in Selling Agent’s advisory program (a “Non-Consulting Client”), each Partnership shall pay Selling Agent (i) the monthly ongoing selling agent fee (“Ongoing Selling Agent Fee”) listed in Schedule 2 and (ii) the monthly intermediary services fee (the “Financial Intermediary Services Fee”) listed in Schedule 2, if any. With respect to Selling Agent Clients that participate in Selling Agent’s advisory program (each a “Consulting Client”), each Partnership shall pay Selling Agent the Financial Intermediary Services Fee listed in Schedule 2, if any. The fees shall be payable monthly beginning with the first month that a Unit is issued.

(b) Selling Agent may pass the Ongoing Selling Agent Fee or a portion thereof on to its associated persons who are registered as such with the CFTC and NFA and have passed the Series 3 or 31 Commodity Futures Examination or have been “grandfathered” as an associated person qualified to do commodity brokerage, or have a valid exemption from such registrations.

(c) Selling Agent, the Partnership(s), and the General Partner agree that Selling Agent shall not be entitled to receive the Ongoing Selling Agent Fee with respect to Consulting Clients and such Consulting Clients shall be entitled to invest in the Partnership(s) on the following terms:

(i) The Partnership(s) and the General Partner acknowledge that each Consulting Client shall be permitted to acquire lower fee, Class Z Units (as defined in the applicable Partnership’s Memorandum).

(ii) Neither the Partnership(s) nor the General Partner shall pay any Ongoing Selling Agent Fee to Selling Agent in respect of any Consulting Client and Selling Agent shall not charge Ongoing Selling Agent Fee with respect to such Consulting Clients.

(iii) If a Consulting Client ceases to participate in advisory program of Selling Agent, such Consulting Client shall become a Non-Consulting Client if it remains a limited partner. The Units of such Non-Consulting Client will, beginning on the first day of the month following the date that such Consulting Client becomes a Non-Consulting Client, (i) convert to the appropriate class of Units based on the aggregate capital contributions made by such limited partner, adjusted for additional subscriptions, redemptions and exchanges and (ii) become subject to the applicable Ongoing Selling Agent Fee. While any such limited partner will have the right to redeem its Units, such redemption rights may be limited, requiring such limited partner to bear the Ongoing Selling Agent Fee in respect of any such Units for an extended period of time. Selling Agent shall notify the General Partner that such Consulting Client has become a Non-Consulting Client and be entitled to an Ongoing Selling Agent Fee for such Non-Consulting Client thereafter pursuant to the terms hereof.

(d) Selling Agent will designate each prospective investor it introduces to the Partnership(s) as either a Consulting Client or a Non-Consulting Client. Each Partnership and the General Partner acknowledges that each Non-Consulting Client shall be permitted to acquire Class A or Class D Units (as defined in the applicable Partnership’s Memorandum).

(e) If Selling Agent becomes aware that a limited partner is no longer a client of Selling Agent, it shall promptly inform the General Partner and if the General Partner becomes aware that a limited partner is no longer a client of Selling Agent, the General Partner shall promptly notify Selling Agent. Once a limited partner is no longer a client of Selling Agent, the Partnership will no longer be obligated to pay the Ongoing Selling Agent Fee attributable to such limited partner. Notwithstanding the foregoing, a limited partner may be a client of Selling Agent and another broker-dealer at the same time, and the fact that such limited partner is a client of another broker-dealer may not, by itself, serve as evidence that such limited partner is not a client of Selling Agent.

(f) The Partnerships and Selling Agent shall each bear their own expenses in connection with the solicitation of prospective investors, including expenses of preparing, reproducing, mailing and/or delivering offering and sales materials.

4. Representations, Warranties and Agreements of the Partnerships and the General Partner. Each Partnership and the General Partner (for purposes of Section 4 and Section 5 only, each a “Party”) severally, and not jointly, represent and warrant to Selling Agent and agree with Selling Agent as follows:

(a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization, and it has full power and authority under applicable laws, rules or regulations to conduct its business as contemplated by the Offering Materials.

(b) The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of each Party, and upon the execution and delivery hereof, this Agreement shall constitute a valid, binding and enforceable obligation of such Party.

(c) The execution, delivery and performance of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein and in the Offering Materials, including the issuance and sale of the Interests, shall not constitute a breach of or default under any agreement or instrument by which such Party is bound, or to which any of its assets is subject, or any order, rule or regulation applicable to it of any court or any governmental body or administrative agency having jurisdiction over it.

(d) Subject only to Section 5(d), the Offering Materials, as of the date hereof and at any subsequent time during the term of this Agreement, do not and shall not contain any materially untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not materially misleading. (With regard to sales material, advertising or subscription documentation prepared by Selling Agent and approved in writing by the General Partner, such representation and warranty extends only to statements regarding the Partnership, the General Partner, or other matters relating to the business of each of these and as to which any of them reasonably has, or should have, knowledge.) At all times during which Selling Agent Client(s) own(s) an Interest, the General Partner shall, as soon as commercially practical, (i) notify Selling Agent of any event that materially affects the Partnership and which should be set forth in an amendment or supplement to the Offering Documents in order to make the statements therein not materially misleading in light of the circumstances under which they are made and (ii) promptly prepare and furnish to Selling Agent copies of an amendment or supplement to the Offering Documents, in order that the Offering Documents will not contain any materially untrue statement of any material fact or omit to state a material fact which is necessary to make the statements therein not materially misleading in light of the circumstances under which they are made.

(e) The Partnership shall not offer Units under any of the provisions of this Agreement and no subscriptions for Units shall be accepted by the Partnership unless a current Memorandum is on file with the National Futures Association (“NFA”), if required.

(f) The Interests have been duly authorized for issuance and sale, and, when issued and subscribed for in the amounts and for the consideration described in the Offering Materials, shall be entitled to the rights and subject to the restrictions and conditions contained in the Organizational Documents; no limited partner shall be personally liable for the debts of and claims against the Partnership in which it is invested by the mere reason of being a limited partner; and all necessary action required to be taken for authorization, issue and sale of the Interests has been validly and sufficiently taken.

(g) It is not necessary in connection with the offer, sale and delivery of the Interests in the manner contemplated by this Agreement to register the Interests under the Securities Act or, to the best knowledge of such Party, the laws of any other jurisdiction where it is being offered. Each Party shall conduct itself, and ensure that its agents conduct themselves, in a manner consistent with the exemption from registration under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder and, without limitation, shall not use, or permit any other person to use, any form of prohibited solicitation or advertising in making offers of Interests.

(h) The General Partner is registered as a commodity pool operator under the Commodity Exchange Act (“CEA”) with respect to the Partnerships.

(i) Each Party acknowledges that in performing the services contemplated hereby, Selling Agent shall be entitled to rely upon and assume, without independent verification, the accuracy and completeness of all information that has been provided to it by, or on behalf of, the Partnerships or the General Partner, and that Selling Agent, subject only to Section 5(d), has no obligation to verify the accuracy or completeness of any such information and shall have no liability to the Partnerships, the General Partner or any third party for any information contained in the Offering Materials.

(j) Each Partnership and the General Partner agree to provide the Selling Agent copies of any communications to the Selling Agent Clients in respect of the operation and performance of each Partnership. Communications which are provided on a regular basis such as capital account statements, monthly and/or quarterly investor materials and capital call notices, if any, will be distributed to the Selling Agent when such communications are distributed to Selling Agent Clients, or otherwise on request from the Selling Agent. Each Partnership and the General Partner agree that the Selling Agent may use such communications in connection with reports issued by the Selling Agent to the applicable Selling Agent Clients to which such communications were directed. Each Partnership and the General Partner agree to respond as soon as practicable to inquiries of the Selling Agent Clients and prospective investors as communicated by the Selling Agent and will copy the Selling Agent on all such communications.

(k) Each Partnership and the General Partner agree to maintain, or cause to be maintained, accurate books and records consistent with the terms of the Offering Materials in connection with their respective performance under the Agreement for the term of this Agreement or longer as required by applicable laws, rules or regulations. Such information shall be made available to representatives of the Selling Agent upon prior written notice and at reasonable times to the extent permitted by law.

(l) The representations and warranties set forth in this Agreement are continuing during the term of this Agreement and each Party agrees to notify Selling Agent promptly in writing if at any time during the term of this Agreement, any such representation or warranty becomes materially inaccurate or untrue and of the facts related thereto.

(m) Each Party acknowledges that Selling Agent enters into this Agreement in reliance on the representations, warranties and agreements of the Partnerships and the General Partner contained herein.

5. Representations, Warranties and Agreements of Selling Agent. Selling Agent represents and warrants to and agrees with, the Partnerships and the General Partner as follows:

(a) Selling Agent is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and Selling Agent has full power and authority under applicable laws, rules or regulations to engage in the activities contemplated under this Agreement.

(b) The execution, delivery and performance of this Agreement has been duly authorized by all necessary action of Selling Agent, and upon the execution and delivery hereof, this Agreement shall constitute a valid, binding and enforceable obligation of Selling Agent.

(c) The execution, delivery and performance of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein shall not constitute a breach of or default under any agreement or instrument by which Selling Agent is bound, or to which any of its assets is subject, or any order, rule or regulation applicable to it or of any court or any governmental body or administrative agency having jurisdiction over it.

(d) Any information provided in writing by the Selling Agent to any one or more Parties for the specific purpose of inclusion of such information in any of the Offering Materials does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(e) Selling Agent (or any designee to which it delegates its right and obligations hereunder with the prior written approval of the General Partner) has and shall maintain all licenses, memberships and registrations necessary under applicable federal and state laws, rules and regulations, including the rules and regulation of any self-regulatory organization with competent jurisdiction, to provide the services required to be provided by Selling Agent (or such designee) hereunder or determine that such designee is exempt from such license, membership or registration. Selling Agent is registered as a broker-dealer and an investment adviser with the SEC and with the securities commission (or similar agency) of each state in which it is required to be so registered under the blue sky laws of each such state and is admitted to membership in the Financial Industry Regulatory Authority, Inc. (“FINRA”). Selling Agent’s authority under its FINRA membership contemplates that Selling Agent may act as a selling agent for securities in the manner contemplated by this Agreement.

(f) On or before Selling Agent, in its capacity as the Investment Advisor, refers a Consulting Client to a Partnership, it shall either (i) be registered with the CFTC as a commodity trading advisor and become a member of the NFA or (ii) provide evidence of its qualification for an exemption from such registration.

(g) To the reasonable knowledge of Selling Agent, Selling Agent has not solicited and shall not solicit any offer to buy or offer to sell Interests in any manner that would be inconsistent with applicable laws and regulations, or in any manner that would be inconsistent with the solicitation and advertising limitations of Regulation D under the Securities Act or any state securities laws. Selling Agent shall conduct itself and take reasonable measures to ensure that its respective agents conduct themselves, in a manner consistent with (i) the exemption from registration under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, including, without limitation the requirements of Regulation D under the Securities Act, and (ii) any applicable state law exemptions from registration. Selling Agent has not and will not solicit any offer to buy or sell Units in any jurisdiction in which it and its personnel are not duly licensed to do so.

(h) Selling Agent will appropriately disclose to each subscriber of Units that is a Selling Agent Client the compensation Selling Agent will receive for its services in selling Units and will provide the General Partner with the Selling Agent Client’s acknowledgment of such disclosure.

(i) Selling Agent shall not offer Units under any of the provisions of this Agreement and no subscriptions for Units shall be accepted unless it has received prior confirmation from the General Partner or the Partnership that a current Memorandum is on file with the NFA, if required.

(j) Selling Agent shall furnish to each subscriber of Units that is a Selling Agent Client the most current copy of the applicable Partnership’s Memorandum and the Subscription Agreement, the additional subscription documentation, and any other such additional information as the Partnership or the General Partner sees fit or as may be reasonably requested by the General Partner or required by applicable law or regulation, prior to such person’s admission as a limited partner of the Partnership; provided that the General Partner or the Partnership shall provide such documentation to Selling Agent in sufficient quantities as Selling Agent shall reasonably request. In the case of an additional investment by a Selling Agent Client, prior to the acceptance of an additional subscription, Selling Agent will furnish each Selling Agent Client with the most current copy of the Memorandum and the Subscription Agreement, and any other additional information as the Partnership or the General Partner sees fit or as may be reasonably requested by the General Partner or required by applicable law or regulation.

(k) Selling Agent will not sell Units to any potential investor that does not qualify as an accredited investor under Rule 501 of Regulation D under the Securities Act.

(l) Selling Agent represents and warrants that it has policies and procedures reasonably designed to comply with applicable anti-money laundering and anti-terrorist financing laws, rules and regulations (including the USA Patriot Act) of the United States, as amended from time to time. Selling Agent undertakes that it shall: (a) conduct its operations in accordance with applicable laws, regulations and regulatory interpretations, including all relevant sections of the USA Patriot Act; (b) provide access to its books, records and operations relating to its anti-money laundering compliance by appropriate regulatory authorities, and if appropriate under the circumstances (subject to applicable law), by the General Partner and the Partnership; (c) look through any nominees or intermediaries to the ultimate beneficial owner of Units, as required by law; (d) upon the request of a regulatory authority, provide copies of records of any investor due diligence performed; and (e) certify in writing at least annually, upon written request, that it has implemented an anti-money laundering program in accordance with applicable rules and regulations of a federal functional regulator, as that term is defined for purposes of 31 CFR §103.122, and that it is in compliance with all applicable anti-money-laundering laws, rules, regulations and regulatory interpretations.

(m) Selling Agent represents and warrants that it has in force policies, procedures, and internal controls reasonably designed to ensure compliance with economic sanctions programs administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), including prohibitions set forth in OFAC’s Specially Designated Nationals and Blocked Persons List (the “SDN List”), as well as sanctions programs administered or enforced by the European Union, United Nations and Her Majesty’s Treasury (United Kingdom), as applicable. Without prejudice to any of the foregoing representations and covenants, Selling Agent will not, as applicable, sell or permit the Interests to be sold to, or purchase or hold the Interests for or on behalf of, any individual, entity, organization or government that (a) is or becomes designated on the OFAC SDN List or (b) is incorporated, resident or located in any country, territory or region subject to comprehensive, geographic OFAC sanctions (currently, the Crimea region, Cuba, Iran, North Korea, and Syria).

(n) Without the prior written consent of the General Partner, Selling Agent will not sell Units to any potential investor that represents it is, or will become, a “Benefit Plan Investor” within the meaning of U.S. Department of Labor Regulation 29 CFR 2510.3-101, as amended by the Pension Protection Act of 2006 (the “Plan Assets Regulation”). A “Benefit Plan Investor” is, including but not limited to, any plan or fund organized by an employer or employee organization subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or any plans subject to Section 4975 of the Internal Revenue Code of 1986 to provide retirement, deferred compensation, welfare or similar benefits to employees or beneficiaries, including an entity described in Section (g) of the Plan Assets Regulation, in which 25% or more of any class of equity interests is owned by such plans and that is primarily engaged in the business of investing capital. Further, Selling Agent will not sell Units to any potential investor who is a

“Benefit Plan Investor” unless such potential investor is represented by an independent fiduciary with financial expertise within the meaning of 29 U.S.C. Section 2510.3-21(c) (the “Seller’s Exception”), and the Selling Agent reasonably believes the requirements of the Seller’s Exception will be satisfied, and the Selling Agent and the General Partner will rely on representations from such Benefit Plan Investor to that effect in the Subscription Agreement.

(o) Selling Agent will not sell Units to any person unless, immediately before making such sales, Selling Agent reasonably believes such person (i) would be able to represent that such person is acquiring the Units for such person’s own account as principal for investment and not with a view to resale or distribution and (ii) meets such other suitability standards as are specified in the applicable Partnership’s Memorandum and any other conditions contained in the accompanying subscription materials. With respect to state blue sky requirements, Selling Agent agrees to cooperate with the General Partner as reasonably necessary for the General Partner to effectuate any required or advisable filings. Additionally, Selling Agent shall be responsible for issues relating to the licensing of its representatives and agents in such jurisdictions.

(p) For each Selling Agent Client, Selling Agent shall submit an executed copy of the completed Subscription Agreement, signed by a person authorized to bind Selling Agent, which was used by Selling Agent to verify the Selling Agent Client’s qualifications as an eligible investor.

(q) Selling Agent shall furnish to each Partnership a description of all material pending and prior litigation and regulatory actions involving Selling Agent and its subsidiaries, required to be disclosed in the Partnership’s Memorandum during the term of this Agreement.

(r) Selling Agent will not externally publish or furnish any offering literature, advertising or marketing or other materials that contain any reference to the Partnership or the General Partner without the prior written consent of the General Partner contemplated by Section 2(b) hereof. No employee of Selling Agent or other person acting on behalf of Selling Agent is authorized to make any representation (oral or otherwise) concerning the Partnership or the Units except those contained in the Offering Materials.

(s) Selling Agent has adopted suitability and other compliance policies and procedures with respect to offerings to investors subject to minimum eligibility qualifications, and will do all that is reasonable in the industry to ensure that such policies and procedures remain current with all applicable regulatory requirements and are enforced during the term of this Agreement. Selling Agent has read and is aware of FINRA Rule 2111 relating to a FINRA member’s suitability obligations to institutional (and sophisticated) customers.

(t) Selling Agent will (a) maintain all records required by law to be kept by it relating to transactions in Units of the Partnership by or on behalf of Selling Agent Client and compensation received by Selling Agent in respect thereto, (b) upon request by the General Partner in connection with a governmental, court or administrative proceeding, investigation or request, promptly make such records available to such requesting party, and (c) promptly notify the General Partner if Selling Agent experiences any difficulty in maintaining the records described in the foregoing clause in an accurate and complete manner.

(u) Selling Agent has and maintains policies, procedures, and internal controls that are reasonably designed to ensure that no Covered Person identified in Appendix A subject to disqualification is permitted to participate in any of a Partnership’s offerings pursuant to Rule 506. Selling Agent represents that it has exercised reasonable care, in accordance with section (e) of Rule 506 in making a factual inquiry into whether any Covered Person is the subject of any of the acts enumerated in Rule 506(d)(1)(i) through (viii) or that would cause a Partnership to be unable to rely upon Rule 506 (each a “Disqualifying Event”). Selling Agent agrees (i) to prepare and provide the General Partner and each Partnership with disclosure relating to any Disqualifying Event involving a Covered Person that occurred prior to September 23, 2013, in accordance with the method of disclosure under Rule 506(e) (the “Prior Disqualifying Event(s)”) and any Disqualifying Event involving a Covered Person the disclosure of which is required by a regulator in connection with a Regulation D offering as a result of a settlement or otherwise (the “Disclosable Disqualifying Event(s)”) and (ii) that each Partnership may disclose the Prior Disqualifying Event(s) or Disclosable Disqualifying Event(s).

(v) The representations and warranties set forth in this Agreement are continuing during the term of this Agreement and Selling Agent agrees to notify each of the Partnerships and the General Partner promptly in writing if at any time during the term of this Agreement, any such representation or warranty becomes materially inaccurate or untrue and of the facts related thereto.

(w) Selling Agent acknowledges that each of the Partnerships and the General Partner enter into this Agreement in reliance on the representations, warranties and agreements of Selling Agent contained herein.

6. Covenants of Selling Agent.

(a) Selling Agent will promptly notify the Partnerships and the General Partner if it becomes aware of any Covered Person who is or becomes the subject of a Disqualifying Event.

(b) Selling Agent shall, to the extent practicable and reasonable, make available personnel to the General Partner to respond to reasonable queries about its processes directly related to identifying Covered Persons and Disqualifying Events under Rule 506(d) and confirm that the representations made in Section 5(s) are accurate and complete.

(c) Selling Agent will promptly provide the General Partner and each Partnership any updates, revisions or amendments to its disclosure regarding Prior Disqualifying Events and Disclosable Disqualifying Events.

7. Indemnification.

(a) Each Partnership shall indemnify, hold harmless, and defend Selling Agent, each person who controls Selling Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, and their respective officers, directors, partners, members, shareholders, employees, agents and affiliates from and against any losses, claims, damages or liabilities (or actions in respect thereof) (“Covered Claims”) arising out of or relating to (i) subject only to Section 5(d), any untrue statement or alleged untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any Offering Materials or in any advertising or promotional material approved, published or provided to Selling Agent by or on behalf of the applicable Partnership or the General Partner or accurately derived from information approved, published or provided to Selling Agent by or on behalf of the applicable Partnership or (ii) any breach by the applicable Partnership or the General Partner of any representation, warranty or agreement contained in this Agreement, except to the extent that any such Covered Claim is caused by breach of this Agreement by Selling Agent or its officers, directors, partners, members, shareholders, employees, agents and affiliates or the willful misconduct, negligence, bad faith or reckless disregard of any of the foregoing in the performance of, or failure to perform, their obligations under this Agreement.

(b) Selling Agent shall indemnify, hold harmless, and defend each of the Partnerships and the General Partner, each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, and their officers, directors, partners, members, shareholders, employees, and agents from and against any Covered Claims arising out of or relating to (i) any breach by Selling Agent of any representation, warranty or agreement contained in this Agreement, (ii) failure of Selling Agent to comply with marketing rules or private placement rules in any jurisdiction, (iii) any untrue statement, or alleged untrue statement of a material fact, made by Selling Agent in connection with Selling Agent’s placement of the Interests that is not in reliance on or in conformity with the Offering Materials, or (iv) willful misconduct, negligence, bad faith or reckless disregard by Selling Agent (or its officers, directors, partners, members, shareholders, employees, agents and affiliates) in the performance of, or failure to perform, its obligations under this Agreement, except in each case to the extent that any Covered Claim is caused by breach of this Agreement by any of the Partnerships or the General Partner or their officers, directors, partners, members, shareholders, employees, agents and affiliates or the willful misconduct, negligence, bad faith or reckless disregard of any of the foregoing in the performance of, or failure to perform, their obligations under this Agreement. This indemnity will be in addition to any liability which Selling Agent may otherwise have incurred under this Agreement.

(c) Promptly after receipt of notice of any claim or complaint or the commencement of any action or proceeding with respect to which an indemnified party is entitled to seek indemnification hereunder, the indemnified party shall notify the indemnifying party in writing of such claim or complaint or the commencement of such action or proceeding. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that if, in the judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under such subsections for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the provision to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the foregoing indemnification is for any reason unavailable to an indemnified party (other than by reason of the terms thereof), the indemnifying party shall contribute to the Covered Claims that are paid or payable by the indemnified party in such proportion as is appropriate to reflect the relative economic interests of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in the transactions contemplated by this Agreement (whether or not consummated) and any other relevant equitable considerations. For purposes of this paragraph, the relative interests of the applicable Partnership and the General Partner, on the one hand, and Selling Agent, on the other hand, in the transactions contemplated by this Agreement, shall be deemed to be in the same proportion as (i) the total proceeds received or contemplated to be received by the applicable Partnership and the General Partner in the transactions contemplated by this Agreement (whether or not any such transaction is consummated) bears to (ii) the fees paid or to be paid to Selling Agent under the Agreement; provided however, that to the extent permitted by applicable law, in no event shall the applicable Partnership and the General Partner contribute less than the amount necessary to ensure that all indemnified parties, in the aggregate, are not liable in excess of the amount of fees actually received by Selling Agent pursuant to this Agreement.

(e) The foregoing indemnity shall be in addition to any liabilities that the parties may otherwise have incurred hereunder.

8. Confidentiality.

(a) As required by applicable provisions of the Gramm-Leach-Bliley Act, as well as other federal, state and international privacy and data security laws and regulations, and at all times in accordance with the applicable Partnership’s privacy policy described in its Memorandum, Selling Agent, the General Partner and the Partnership each respectively agree to provide appropriate protections for “Nonpublic Personal Information” of persons invested in the Partnership. Each party acknowledges that, in performing its obligations under this Agreement, it may have access to confidential and proprietary information of the other party (“Confidential Information”). The parties agree that information concerning any potential investor introduced by Selling Agent to the Partnerships or the General Partner is the Confidential Information of Selling Agent. By way of illustration but not of limitation, “Confidential Information” includes any “Nonpublic Personal Information”2 regarding prospective investors and limited partners or members, trade secrets, data, know-how, accounting data, statistical data, financial data or projections, forecasts, business practices or policies, research projects, reports, development and marketing plans, strategies, or other business information that is not generally known or available to the public. The term “Confidential Information” does not include information that: (i) is or becomes generally available to the public other than as a result of an improper disclosure by the disclosing party; (ii) was rightfully available to a party on a non-confidential basis before its disclosure by the other party; (iii) was independently developed by the receiving party or (iv) becomes available to a party on a non-confidential basis from a source other than the other party, provided that such source is not prohibited from transmitting the information by a contractual, legal, or fiduciary obligation.

(b) Except to the extent necessary to perform its obligations under this Agreement, no party may disclose or use any of the other parties’ Confidential Information. Each party shall maintain the confidentiality of the other parties’ Confidential Information in its possession or control. For the avoidance of doubt, no party may provide information concerning the Partnerships or prospective investors to

[2]

“Nonpublic Personal Information” means any nonpublic information that is obtained by a party that by itself or in combination any other information may be used to identify an individual or the existence of a nonpublic relationship between the Partnerships and prospective investors and limited partners or members.

any third party knowing that such third party may use such information in any form of publication, whether publicly or privately distributed, without the express prior written approval of the other parties. Each party shall limit the disclosure of the other parties’ Confidential Information to those of its employees and agents with a need to know such Confidential Information for purposes of this Agreement. Each party shall use reasonable care to prevent its employees and agents from violating the foregoing restrictions. Notwithstanding the above, Confidential Information may be disclosed to the extent required by law or by an order or decree of any court or other governmental authority or a request is made by a governmental authority, regulatory agency or self-regulatory agency; provided, however, that each party shall, to the extent practicable, if legally compelled to disclose such information: (i) provide the applicable party, to the extent permitted by law, with prompt written notice of that fact so that the other party may attempt to obtain a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 8; (ii) disclose only that portion of the information that a party’s legal counsel advises is legally required; and (iii) endeavor to obtain assurance that confidential treatment shall be accorded the information so disclosed. Notwithstanding the foregoing, limited partners shall also be governed by the privacy policy included in the Offering Materials.

(c) On written request or on the expiration or termination of this Agreement, each party shall return to the other parties or destroy all Confidential Information in its possession or control, provided that each party may retain a single archival copy of any document or information that such party is obligated to maintain pursuant to record keeping requirements to which it is subject under applicable laws, rules or regulations, but for only so long as such records are required to be maintained.

(d) Selling Agent shall provide the Partnerships with immediate notification following the discovery of any security breaches that have occurred, or are reasonably believed to have occurred, that may compromise the Partnerships’ Nonpublic Personal Information. Selling Agent must provide all information requested by the Partnerships in order to fulfill its legal and regulatory compliance obligations regarding any such security breach.

(e) Selling Agent shall maintain reasonable security procedures and practices in order to protect the Partnerships’ Nonpublic Personal Information in accordance with the standards of applicable laws, rules, regulations and industry best practices that are reasonably designed to help safeguard the Nonpublic Personal Information from unauthorized access, use, modification, disclosure, acquisition or destruction.

(f) Selling Agent shall provide the Partnerships with copies of all policies and procedures related to data security upon request. Such documentation must be provided no less than annually and promptly any time a substantive revision is made.

(g) Selling Agent shall provide the Partnerships with their most recent third party data security audits no less than annually;

(h) Selling Agent shall not use, store, maintain or process the Partnerships’ Nonpublic Personal Information outside of the United States without the prior written consent of the Partnerships;

(i) Any subcontractor that will have access to the Partnerships’ Nonpublic Personal Information must be preapproved by the Partnerships and any such subcontractor must be contractually required to comply with the Confidentiality section in this Agreement. Selling Agent shall provide to the Partnerships any and all information about its subcontractors that Selling Agent would be required to provide the Partnerships directly as a result of the Confidentiality obligations in this Agreement.

(j) Selling Agent shall maintain insurance to cover losses related to cybersecurity incidents and data breaches.

9. Term and Termination.

(a) This Agreement shall continue in effect until September 30, 2018. The General Partner or a Partnership may, in its sole discretion, renew this Agreement for additional one year periods upon notice to Selling Agent not less than 30 days prior to the expiration of the previous period. After September 30, 2018, any party may terminate this Agreement on thirty days’ prior written notice to the other parties.

(b) Notwithstanding Section 9(a), this Agreement may be terminated immediately on written notice to the other parties hereto on the dissolution, insolvency or bankruptcy of any party and upon a material breach of any condition, warranty, representation or other term of this Agreement by the other party.

(c) Notwithstanding Section 9(a), a Partnership may, in its sole discretion, immediately terminate this Agreement on written notice to Selling Agent (or may terminate this Agreement on such future date as indicated in such notice) upon such Partnership becoming aware of a Disqualifying Event occurring on or after September 23, 2013 with respect to Selling Agent or any of its Covered Persons.

(d) Notwithstanding the foregoing, if this Agreement relates to more than one Partnership, the termination of the Agreement with respect to any one Partnership shall not result in the termination of the Agreement with respect to the other parties thereto.

10. Notices. Any notice required or desired to be delivered under this Agreement shall be effective on actual receipt and shall be in writing and (i) delivered personally; (ii) sent by first class mail or overnight delivery, postage prepaid; (iii) transmitted by electronic mail (with confirmation of delivery and receipt); or (iv) transmitted by fax (with confirmation by first class mail, postage prepaid) to the parties at the following address or such other address as the parties from time to time specify in writing:

If to the Partnership or the General Partner :	If to Selling Agent:

Orion Futures Fund L.P. c/o Ceres Managed Futures LLC 522 5th Avenue New York, NY 10036 Fax: 212-507-2065 Email: Patrick.Egan@morganstanley.com Attention: Patrick Egan, President	Harbor Investment Advisory, LLC 2330 West Joppa Road, Suite 160, Lutherville, MD 21093 Fax: 410-659-8899 Email: bbrennen@harborllc.com Attention: Betsy B. Brennen

With a copy to: Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Email: RMolesworth@willkie.com Attention: Rita Molesworth

11. Status of Parties. In selling the Interests, Selling Agent shall be an independent contractor (rather than employee, agent or representative) of any Partnership or the General Partner, and Selling Agent shall not have the right, power or authority to enter into any contract or to create any obligation on behalf of any Partnership or the General Partner or otherwise bind any Partnership or the General Partner in any way. Nothing in this Agreement shall create a partnership, joint venture, agency, association, syndicate, unincorporated business or any other similar relationship between the parties. Nothing in this Agreement shall be construed to imply that Selling Agent is a partner, shareholder, manager, managing member or member of any Partnership or the General Partner.

12. Services Not Exclusive. The services to be rendered by Selling Agent hereunder shall be provided on a non-exclusive basis. Selling Agent shall be free throughout the term of this Agreement and after the termination hereof to provide the same or different marketing services to other funds on the same or on different terms and conditions. Nothing herein shall restrict Selling Agent or its affiliates from creating or marketing any other product or investment vehicle.

13. Limitation of Liability. The parties to this Agreement agree that the obligations of the Partnership(s) under this Agreement shall not be binding upon any limited partner of the Partnership(s) or any officers, employees or agents of the Partnership(s), whether past, present or future, individually, but are binding only upon the assets and property of the Partnership(s).

14.	Miscellaneous.

(a) Headings. Headings to sections and subsections in this Agreement are for the convenience of the parties only and are not intended to be a part of or affect the meaning or interpretation hereof.

(b) Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all other agreements and understandings whether written or oral, between the parties relating to the subject matter hereof entered into prior to this Agreement.

(c) Amendments. This Agreement shall not be amended except by a writing signed by all parties hereto. Notwithstanding the previous sentence, Partnerships may be added to this Agreement upon the agreement of the General Partner and Selling Agent. The listing of such Partnership on Schedule 1 hereto shall be evidence of such agreement.

(d) Waiver. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto either before or after the effective date of this Agreement or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Sections 3, 7 (including with respect to breaches of Section 4 or 5), 8, 9, and this Section 14 shall survive termination of this Agreement. If any provision of this Agreement is or should become inconsistent with any present or future law, rule, or regulation of any governmental or regulatory authority having jurisdiction over the subject matter of this Agreement, such provision shall be deemed rescinded or modified in accordance with any such law, rule or regulation. In all other respects, this Agreement shall continue and remain in full force and effect.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the parties hereto and such parties’ respective successors and permitted assigns.

(g) Assignment. No party may assign this Agreement without the prior written consent of the other parties. Any purported assignment in violation of this Section 14 shall be void.

(h) Jurisdiction and Consent. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN NEW YORK CITY OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND WAIVE TRIAL BY JURY. EACH OF THE PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT

HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND BINDING UPON THE PARTIES AND MAY BE ENFORCED IN ANY OTHER COURTS TO WHOSE JURISDICTION A PARTY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT. EACH PARTNERSHIP AND THE GENERAL PARTNER EACH HEREBY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BY MEANS OF PERSONAL DELIVERY OR COURIER SERVICE, ADDRESSED TO ITS ADDRESS PROVIDED ABOVE AND TO THE ATTENTION OF ANY SECRETARY, ASSISTANT SECRETARY OR ANY OTHER OFFICER, DIRECTOR, MANAGING AGENT OR GENERAL AGENT OF SUCH PARTY, AND SUCH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE UNDER NEW YORK LAW OR UNDER ANY LAW OF ANY STATE OF THE UNITED STATES OR OF ANY OTHER JURISDICTION OR OTHERWISE TO SERVICE OF PROCESS IN SUCH MANNER.

(i) Counterparts. This Agreement may be executed in several counterparts, including via facsimile or email, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimiles (including facsimiles of the signature pages of this Agreement) shall have the same legal effect hereunder as originals.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed as of the day and year first above written.

THE PARTNERSHIPS LISTED ON SCHEDULE 1 HERETO		Harbor Investment Advisory LLC

By:	Ceres Managed Futures LLC

Name:	/s/ Patrick T. Egan	Name:	/s/ Betsy B. Brennen
	Patrick T. Egan		Betsy B. Brennen

Title:	President	Title:	Chief Compliance Officer

Ceres Managed Futures LLC

		Name:	/s/ Patrick T. Egan
Patrick T. Egan

		Title:	President

Schedule 1

PARTNERSHIP	STATE AND DATE OF ORGANIZATION	EFFECTIVE DATE
Orion Futures Fund L.P.	New York; March 22, 1999	January 19, 2018

Schedule 2

Fee	Brokerage/Non-Consulting Clients	Advisory/Consulting Clients
Orion Futures Fund L.P.

Ongoing Selling Agent Fee	An amount which will be calculated by multiplying the fund’s (i) futures transactions by $15.00 per round turn, swaps by up to an equivalent amount and options transactions by $7.50 each per side, with respect to Class A units. In each case, the amount will be reduced by applicable floor brokerage.	Class Z units will not be subject to an ongoing selling agent fee.

Appendix A

Covered Persons:

(i)	Selling Agent and its executive officers and directors and officers participating in the offering of any of the Partnerships; and

(ii)	Any of Selling Agent’s financial advisors or associated persons soliciting investors for the Partnerships on September 23, 2013 and thereafter who receive compensation with respect to such solicitation.

APPENDIX B: FORM OF JOINDER

TO THE ALTERNATIVE INVESTMENT SELLING AGENT AGREEMENT

This joinder (the “Joinder”) is to the Alternative Investment Selling Agent Agreement, dated as of [ ], 20__, by and among [NAME OF SELLING AGENT] (“Selling Agent”), Ceres Managed Futures LLC (the “General Partner”) and each of the Partnerships listed on Schedules 1 and 2 thereto (the “Schedules”), as amended from time to time (the “Agreement”). The undersigned (“Authorized Agent”) is acting on behalf of each Partnership (each, a “Joining Partnership”) set forth on the schedule of Joining Partnerships (“Schedule of Joining Partnerships”) attached hereto pursuant to authority and a power of attorney devolved upon Authorized Agent by each such Joining Partnership, for the purpose of joining each such Joining Partnership to the Agreement. Pursuant to the terms of the Agreement, Partnerships may be added to the Agreement upon the agreement of the General Partner and Selling Agent. The Schedules shall be amended by adding thereto the Joining Partnerships. Unless otherwise indicated herein, capitalized terms used in this Joinder shall have the meanings set forth in the Agreement.

The execution of this Joinder by Authorized Agent on behalf of each Joining Partnership shall be deemed to be an agreement by Selling Agent and each Joining Partnership to be bound by all of the terms and conditions set forth in the Agreement, effective with respect to each Joining Partnership as of the date listed under the heading “Date of Joinder to the Agreement” on the schedule attached hereto. By the execution of this Joinder by Authorized Agent, each Joining Partnership also agrees and represents that all of such Joining Partnership’s information in the Schedule of Joining Partnerships hereto provided by Authorized Agent on behalf of such Joining Partnership in connection with this Joinder (which Schedule of Joining Partnerships is hereby incorporated into the Agreement) is true and correct and such Joining Partnership, by Authorized Agent, shall promptly notify Selling Agent of any material change in such information.

IN WITNESS WHEREOF, Joining Partnership, by Authorized Agent, has executed this Agreement on the date indicated below.

Joining Partnership: Each Partnership set forth on the attached schedule, in its individual capacity

By: Authorized Agent

By:

(Please Print Name and Title)	(Date)

SCHEDULE OF JOINING PARTNERSHIPS

PARTNERSHIP	STATE AND DATE OF ORGANIZATION	ONGOING SELLING AGENT FEE	DATE OF JOINDER TO THE AGREEMENT